EXHIBIT 10.1

AGREEMENT FOR SHARE EXCHANGE

This AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is entered into on April 26, 2022 with an effective date of the Effective Time (as defined below), by and between Innovative MedTech, Inc., a Delaware corporation (“Buyer”), and VC Bin, LLC, Webb Media, LLC, Melides Capital, LLC, Ronald Schreiber, and Dovner Holdings, LLC (collectively “Sellers”).

RECITALS

WHEREAS, Buyer desires to acquire Ten Million Five Hundred Thousand (10,500,000) shares of common stock of Vitality RX, Inc., a Delaware corporation (the “Vitality Shares”); in exchange for the consideration and upon the terms set forth below; and

WHEREAS, the Board of Directors of Buyer and Sellers have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1 The Exchange. At the Closing (as hereinafter defined), Buyer shall acquire the Vitality Shares from Sellers, in consideration of Buyer issuing Sellers in the aggregate Five Million Five Hundred Thousand (5,500,000) shares of Buyer’s common stock and Fifty Thousand (50,000) shares of Buyer’s Series A Convertible Preferred Stock (such shares of common stock and preferred stock collectively the “Shares”) (such exchange of shares shall be referred to herein as the “Exchange”). The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. Immediately following completion of the share exchange transaction through the issuance of the Shares, Buyer shall have a total of Twenty-One Million One Hundred Fifty Seven Thousand Three Hundred and Twenty-Seven (21,157,327) shares of its common stock issued and outstanding, and Three Hundred Sixty Seven Thousand and Five Hundred (367,500) shares of Buyer’s Series A Convertible Preferred Stock. For federal income tax purposes, the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the “Closing”) on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived, or (ii) at such time and place as the parties hereto may agree. Notwithstanding the foregoing, April __, 2022, shall be considered the effective date of the Exchange for tax and accounting purposes (the “Effective Time”), but in no event shall the Closing occur later than April __, 2022, unless both parties agree, in writing, to extend the Closing beyond that date.

1.3 Actions at Closing. At Closing:

(a) Sellers shall execute and deliver to Buyer the Vitality Shares and/or stock powers sufficient to transfer the Vitality Shares to Buyer.

(b) Buyer shall issue the Shares to Sellers and/or their assignees as directed by Sellers.

(c) The parties to this Agreement further agree to execute, acknowledge and deliver such additional documents, take such additional actions and furnish such additional information as may be reasonably necessary to carry out fully the transactions contemplated by this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

(a) Organization, Standing and Power. Buyer is and will be after the Effective Time a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of Target Companies or Buyer, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

(b) Capitalization. As of the date of this Agreement, the authorized capital stock of the Buyer consists of 500,000,000 shares of common stock, $0.000001 par value, 15,657,327 shares of which are issued and outstanding, and which are fully paid, validly issued, and nonassessable, and 2,000,000 shares of preferred stock, 2,000,000 of which have been designated as Series A Preferred Stock, of which 317,500 shares of Series A Preferred Stock are issued and outstanding. At Closing, no shares will be reserved for issuance, and there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Buyer to issue or to transfer from treasury any additional shares of its capital stock of any class.

(c) Articles of Incorporation and Bylaws. Copies of the Buyer’s Articles of Incorporation, as amended and restated, and Bylaws, which have been delivered to Sellers, are true, correct and complete copies thereof.

(d) Authority. Buyer has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by its shareholders, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of Buyer are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Articles of Incorporation or Bylaws of Buyer or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby.

(f) Books and Records. Buyer has made and will make available for inspection by Sellers upon reasonable request all the books of account, relating to the business of Buyer. Such books of account have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Sellers by Buyer are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. Buyer is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

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(h) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Buyer threatened against or affecting Buyer, which is reasonably likely to have a Material Adverse Effect on Buyer, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Buyer having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. Buyer and its subsidiaries or principals have not been charged with infringement of any unexpired patent, trademark, trademark registration, trade name, copyright, copyright registration, trade secret or any other proprietary or intellectual property right of any party in connection with the operation of its business. There are no employee-related claims pending or threatened against Buyer or its principals for sexual harassment, discrimination, or wrongful termination.

(i) Permits and Licenses. Buyer has, and has had, all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for it to carry on its business as presently conducted, except those permits, licenses, orders and approvals the failure to obtain which individually or in the aggregate are reasonably likely to have no Material Effect.

(j) Taxes. Buyer has filed, or intends to file, all tax returns and reports required to be filed as of the Closing with all other jurisdictions where such filing is required by law; and Buyer has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods or accruing prior to Closing. As of the Closing, Buyer knows of (i) no other tax returns or reports which were required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period ending before the Closing.

(k) Title to Property. Buyer does not own any real property, and Buyer has good and merchantable title to its personal property and assets and all the personal property and assets reflected in the Buyer’s financial statements which have been filed with the Securities & Exchange Commission (the “SEC”), free and clear of all liens, encumbrances or charges, except for: (a) those incurred in the ordinary course of business; (b) statutory or common law liens or claims not yet delinquent; or (c) such imperfections of title, easements and encumbrances as do not materially detract from the value, or materially interfere with the present use, of such material properties or assets subject thereto or affected thereby.

2.2 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as follows:

(a) Organization, Standing and Power. Vitality RX, Inc. is a corporation organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect.

(b) Authority. Sellers have all requisite power to enter into this Agreement and have the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate proceedings on the part of Vitality RX, Inc. or Sellers are necessary to authorize the Exchange and the other transactions contemplated hereby.

(c) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Articles of Incorporation of Incorporation or Bylaws of Vitality RX, Inc., or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sellers or Vitality RX, Inc. or their properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Sellers or Vitality RX, Inc. in connection with the execution and delivery of this Agreement by Sellers, or the consummation by Sellers of the transactions contemplated hereby.

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(d) Compliance with Laws. Sellers and Vitality RX, Inc. are and have been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to Vitality RX, Inc., its properties or the operation of its businesses.

(e) Vitality Shares Free and Clear. The Vitality Shares are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(f) Unqualified Right to Vitality Shares. Sellers have the unqualified right to sell, assign, and deliver the Vitality Shares, and, upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and valid title to such Vitality Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

ARTICLE III

ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

3.1 Restricted Shares. The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued pursuant to applicable exemptions from the registration requirements of the Securities Act. Accordingly, the Shares shall be considered “restricted securities” for purposes of the Securities Act, and the holders of Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Shares shall contain a legend to the foregoing effect.

3.2 Access to Information. Upon reasonable notice, Buyer and Sellers shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING

4.1 Conditions to Each Party’s Obligation to Effect the Exchange. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment by the other party of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby, as well as the satisfaction of the following conditions on or before the Closing:

(a) [Reserved].

4.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing unless waived by Buyer:

(a) Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on and as of the Closing, except as otherwise stated in this Agreement, and Sellers shall complete all government and legal process to transfer all of the Vitality Shares to Buyer.

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4.3 Conditions to Obligations of Target Companies. The obligation of Sellers to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing unless waived by Sellers:

(a) Representations and Warranties. The representations and warranties of Buyer as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on and as of the Closing, except as otherwise stated in this Agreement.

ARTICLE V

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of Buyer and Sellers;

(b) by either Buyer or Sellers if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party or parties, as set forth in this Agreement, which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable.

5.2 Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 5.1, this Agreement shall forthwith become void and, subject to the following, there shall be no liability or obligation on the part of any party hereto. In the event of termination under Section 5.1(a), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. In the event of termination under Section 5.1(b), all costs and expenses incurred in connection with this Agreement by the non-breaching parties shall be paid by the breaching party.

5.3 Amendment. This Agreement may be amended by mutual agreement of Buyer and Sellers. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4 Extension; Waiver. At any time prior to the Closing, any party hereto, by action taken individually or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI

GENERAL PROVISIONS

6.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for as long as the applicable statute of limitation shall remain open.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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(a) If to Buyer:

Innovative MedTech, Inc.

Michael Friedman, President & CEO

2310 York St., Suite 200

Blue Island, IL 60406

(b) If to Sellers:

Vitality RX, Inc.

2329 Nostrand Avenue

Brooklyn, NY 11210

6.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Delaware state court or any federal court in the State of Delaware in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signature page follows]

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IN WITNESS WHEROF, this Agreement has been signed by the parties set forth below as of the date set forth above.

BUYER:

Innovative MedTech, Inc.

/s/ Michael Friedman
Name: Michael Friedman
Title: President

Sellers:

VC Bin, LLC	Webb Media, LLC

/s/ Martin Herskowitz	/s/ David Webb
Name: Martin Herskowitz	Name: David Webb
Title: Manager	Title: Managing Member

Melides Capital, LLC
Ronald Schreiber

/s/ Ronald Schreiber	/s/ Bruce McDermott
Name: Ronald Schreiber	Name Bruce McDermott
Title:	Title: Managing Member

Dovner Holdings, LLC

/s/ Eddie Dovner
Name: Eddie Dovner
Title: Managing Member

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